UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 24, 2006
Date of report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

1-12074	STONE ENERGY CORPORATION	72-1235413
(a Delaware corporation)
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01. Other Events	3

SIGNATURE	4

Item 8.01. Other Events
     On April 23, 2006, Stone Energy Corporation (“Stone”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with Plains Exploration and Production Company (“PXP”) and Plains Acquisition Corporation, a wholly-owned subsidiary of PXP (“Plains Acquisition”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Plains Acquisition will merge with and into Stone in a stock-for-stock transaction in which Stone will become a wholly-owned subsidiary of PXP. The closing of the transaction is anticipated to be completed in the third quarter of 2006. The Merger is subject to Stone’s stockholders approving the Merger and to PXP’s stockholders approving the issuance of shares of PXP stock to be used as merger consideration, and other customary closing conditions. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the description set forth in Item 1.01 of the Current Report filed on April 24, 2006, and the full text of the Merger Agreement which is filed as Exhibit 99.1 to such Current Report.
     Assuming completion of the Merger, PXP has announced that Stone’s Chief Financial Officer Kenneth H. Beer will join PXP as Executive Vice President and Chief Financial Officer. Mr. Beer, 48, has served as Senior Vice President and Chief Financial Officer of Stone since August 1, 2005. Previously, Mr. Beer was a partner at the investment banking firm of Johnson Rice & Company, where he served as director of research and a senior energy analyst for the firm since 1992.
     Mr. Beer owns 20,000 shares of Stone’s restricted stock and an option to purchase 30,000 shares of Stone’s common stock. Assuming completion of the Merger, his options will be repurchased by Stone immediately prior to completion of the Merger and his shares of restricted stock will be converted to PXP common stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: May 1, 2006	By:	/s/J. Kent Pierret

J. Kent Pierret
Senior Vice President,
Chief Accounting Officer and
Treasurer